                                                                       Exhibit 5

                           JONES, DAY, REAVIS & POGUE
                               3500 SunTrust Plaza
                              303 Peachtree Street
                             Atlanta, Georgia 30308
                                 (404) 521-3939



                                  May 20, 1999



Boyd Bros. Transportation Inc.
3275 Highway 30
Clayton, Alabama 36016

                     Re: Registration Statement on Form S-8
Gentlemen:

                  We have acted as counsel to Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), in connection with the registration of 175,000 shares of Common Stock, $.001 par value per share, of the Company (the "Shares"), to be issued by the Company in accordance with Boyd Bros. Transportation Inc. 1999 Employee Stock Purchase Plan (the "Plan") pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") to which this opinion appears as
Exhibit 5.

                  We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, we are of the following opinion:

                  The Shares, when issued in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Sincerely,


                                        /s/ Jones, Day, Reavis & Pogue
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                                        JONES, DAY, REAVIS & POGUE